                                                                   EXHIBIT 10.45



                       EXECUTIVE INCENTIVE PLANS FOR 1998



                                                               Portion
                                                     Portion   Based on
                                             1998     Based   Personal
                                            Bonus     on EPS    Goals
       Executive Officer                    Maximum     (a)      (b)
-----------------------------------------   --------   ------ ----------
 William H. Wilcox, President, CEO ......   $325,000    100%       0%

 John W. McCarty, Senior Vice ...........   $131,250     85%      15%

 Peter R. Barnett, Senior Vice ..........   $123,750     85%      15%

 Jeffrey R. Gullo, Senior Vice ..........   $123,750     75%      25%

 Jeffrey P. Hollansworth, Senior ........   $123,750     75%      25%


NOTES:

(a) The percentage in this column reflects the portion of the maximum bonus that may be paid upon achievement of targeted earnings per share. This percentage varies (up or down) based on earnings per share and may be reduced to zero if an established minimum level of earnings per share is not achieved.

(b) The percentage in this column reflects the portion of the maximum bonus that may be awarded upon achievement of defined personal objectives. Such objectives are individually designed to reflect the executive's functional responsibilities within the context of the company's strategic and tactical objectives. This percentage may be reduced to zero if the defined personal objectives are not achieved.